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                                                                 EXHIBIT (a) (2)

                             LETTER OF TRANSMITTAL

 TO TENDER OPTIONS UNDER THE META GROUP, INC. SECOND AMENDED AND RESTATED 1995 STOCK PLAN TO PURCHASE COMMON STOCK HAVING AN EXERCISE PRICE IN EXCESS OF $12.00 PER SHARE FOR NEW OPTIONS UNDER THE META GROUP, INC. SECOND AMENDED AND RESTATED 1995 STOCK PLAN TO PURCHASE COMMON STOCK PURSUANT TO THE OFFER TO EXCHANGE DATED
                               SEPTEMBER 19, 2001

  THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 5:00 P.M., EASTERN DAYLIGHT TIME,
               ON OCTOBER 18, 2001, UNLESS THE OFFER IS EXTENDED.

To:

META Group, Inc.
Attn: John A. Piontkowski
208 Harbor Drive
Stamford, CT 06912
Fax: 203-973-6921

    DELIVERY OF THIS LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION VIA FACSIMILE TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

                            ------------------------

    Pursuant to the terms and subject to the conditions of the Offer to Exchange dated September 19, 2001 and this Letter of Transmittal, I hereby tender the outstanding options to purchase shares of common stock under the META
Group, Inc. Second Amended and Restated 1995 Stock Plan, having an exercise price in excess of $12.00, as listed on the table below (and on any additional attached schedule, if there is inadequate space on the table below).

                            ------------------------

    Set forth the grant date, exercise price per share, and number of shares subject to each option (1)

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

[ ] This box is check-marked if I have attached an additional schedule.

(1) For each option, only the number of shares that may be acquired upon exercise of that option is listed. Shares that have already been acquired upon exercise of an option are not listed.

    I hereby acknowledge receipt of the Offer to Exchange dated September 19, 2001 (the "Offer to Exchange"). All capitalized terms used in this Letter and not otherwise defined shall have the meaning ascribed to them in the Offer to Exchange. The Offer to Exchange, this Letter of Transmittal and the related Notice to Withdraw Tender, as each may be amended from time to time, constitute the "Offer." I have received and agree to all of the terms of the Offer, and I acknowledge that META Group, Inc. (the "Company") has advised me to consult with my own advisors as to the consequences of participating or not participating in the Offer.
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    Subject to the terms and conditions of the Offer (including, if the Offer is extended or amended, the terms and conditions of any such extension or amendment), and effective upon acceptance by the Company of the options tendered hereby, I hereby sell, assign and transfer to, or upon the order of, the Company all right, title and interest in and to all of the options that I am tendering hereby. I agree that this Letter is an amendment to the option agreement or agreements to which the options I am tendering hereby are subject. I UNDERSTAND THAT THE OPTIONS TENDERED HEREBY WILL BE IRREVOCABLY CANCELED UPON THEIR ACCEPTANCE BY THE COMPANY, AND THAT I WILL HAVE NO RIGHTS UNDER THE CANCELED OPTION.

    I hereby represent and warrant that I have full power and authority to tender the options tendered hereby and that, when and to the extent such options are accepted for exchange by the Company, such options will be free and clear of all security interests, liens, restrictions, charges, encumbrances, conditional sales agreements or other obligations relating to the sale or transfer thereof, other than pursuant to the applicable option agreement, and such options will not be subject to any adverse claims. Upon request, I will execute and deliver any additional documents deemed by the Company to be necessary or desirable to complete the exchange of the options I am tendering hereby.

    All authority herein conferred or agreed to be conferred shall not be affected by, and shall survive, my death or incapacity, and all of my obligations hereunder shall be binding upon my heirs, personal representatives, successors and assigns. Except as stated in the Offer, this tender is irrevocable.

    By execution hereof, I understand that tenders of options pursuant to the procedure described in the Offer to Exchange and in the instructions to this Letter of Transmittal will constitute my acceptance of the terms and conditions of the Offer. The Company's acceptance for exchange of options tendered pursuant to the Offer will constitute a binding agreement between the Company and me upon the terms and subject to the conditions of the Offer.

    Subject to the terms and conditions of the Offer, the options tendered hereby will be exchanged for new options to purchase common stock of the Company pursuant to the META Group, Inc. Second Amended and Restated 1995 Stock Plan. The new options will be subject to the terms and conditions set forth in a new option agreement between the Company and me that will be forwarded to me after the grant of the new options. I acknowledge that the new options that I will receive will not be granted until on or about the first business day that is at least six months and one day after the date the options tendered hereby are accepted for exchange and canceled. I also acknowledge that in order to receive new options, I must be an employee of the Company or one of its subsidiaries from the date I tender options continuously through the date the new options are granted, I was not a participant in the META Group, Inc./JMI Long-Term Incentive Compensation Plan, and I have not been granted any options to purchase the Company' common stock in the six (6) months prior to the date of the Offer. I further acknowledge that, if my employment is terminated for any reason, with or without cause and including death or disability, before the new options are granted, I will not receive any new options or any other consideration for the options that I tender and that are accepted for exchange by the Company. I understand that my participation in the Offer does not create any right to employment with the Company and does not interfere with the ability of the Company to terminate my employment at any time, with or without cause.

    I recognize that, under certain circumstances set forth in the Offer to Exchange, the Company may terminate or amend the Offer and postpone the acceptance and cancellation of any options tendered for exchange. I understand that the options delivered herewith but not accepted for exchange will be returned to me at the address indicated below.

    I waive any right to receive any notice of the acceptance of this Letter of Transmittal or the options tendered hereby, except as provided for in the Offer to Exchange.

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    The name and social security number of the registered holder of the options tendered hereby appear below EXACTLY as they appear on the option agreement or agreements representing such options.

    THE OFFER IS NOT BEING MADE TO (NOR WILL TENDERS OF OPTIONS BE ACCEPTED FROM OR ON BEHALF OF) HOLDERS IN ANY JURISDICTION IN WHICH THE MAKING OR ACCEPTANCE OF THE OFFER WOULD NOT BE IN COMPLIANCE WITH THE LAWS OF SUCH JURISDICTION.

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                               SIGNATURE OF OWNER

  Date: ______________________________    Time: ______________________________

  ____________________________________________________________________________
              (SIGNATURE OF OPTION HOLDER OR AUTHORIZED SIGNATORY)

  Name: ______________________________________________________________________
                                 (PLEASE PRINT)

  Capacity, if not Option Holder:_____________________________________________

  Address:

  ____________________________________________________________________________

  ____________________________________________________________________________
   (PLEASE INCLUDE ZIP CODE)

   __________________________________________________________________________
   E-MAIL ADDRESS:

   __________________________________________________________________________
   TELEPHONE NO. (WITH AREA CODE):

   __________________________________________________________________________
   TAX ID/SOCIAL SECURITY NO.:

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       INSTRUCTIONS FORMING PART OF THE TERMS AND CONDITIONS OF THE OFFER

    1. DELIVERY OF LETTER OF TRANSMITTAL. A properly completed and duly executed original of this Letter of Transmittal (this "Letter"), and any other documents required by this Letter, must be received by the Company at its address set forth on the first page of this Letter on or before the expiration date of the Offer.

    THE METHOD BY WHICH YOU DELIVER ANY REQUIRED DOCUMENTS IS AT YOUR OPTION AND RISK, AND THE DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE COMPANY. IN ALL CASES, YOU SHOULD ALLOW SUFFICIENT TIME TO ENSURE TIMELY DELIVERY.

    Tenders of options made pursuant to the Offer may be withdrawn at any time prior to the expiration date of the Offer. If the Offer is extended by the Company beyond that time, you may withdraw your tendered options at any time until the extended expiration of the Offer. In addition, you may also withdraw tendered options that are not accepted before 5:00 p.m., Eastern Daylight Time, on October 19, 2001. To withdraw tendered options you must deliver a Notice to Withdraw Tender in the form provided in the Offer, or such other form providing all of the information required by and complying with the procedures set forth in such form of Notice to Withdraw Tender. Withdrawals may not be rescinded and any options withdrawn will thereafter be deemed not properly tendered for purposes of the Offer, unless such withdrawn options are properly re-tendered prior to the expiration date of the Offer by delivering another Letter of Transmittal following the procedures set forth in the Offer to Exchange and the Letter of Transmittal. The Company will not accept any alternative, conditional or contingent tenders. All tendering option holders, by execution of this Letter, waive any right to receive any notice of the acceptance of their tender, except as provided for in the Offer to Exchange.

    2. INADEQUATE SPACE. If there is inadequate space on the table on the first page of this Letter, check the box under the table to so indicate and attach an additional schedule setting forth the required information. Such additional schedule will be considered part of this Letter, and you should print your name on and sign such schedule.

    3. TENDERS. If you intend to tender options pursuant to the Offer, you must complete the table on the first page of this Letter by providing the following information for each option that you intend to tender:

    - GRANT DATE OF OPTION. This is the date the tendered option was granted to you. Such date is typically set forth in your option agreement. You should list each option on a separate line even if more than one option was issued to you on the same grant date.

    - EXERCISE PRICE PER SHARE OF OPTION. This is the price per share required to exercise the tendered option. Such price is typically set forth in your option agreement.

    - NUMBER OF SHARES SUBJECT TO OPTION. This is the number of shares that may be acquired upon exercise of the tendered option. This number might not be the same number set forth on your option agreement, because you should not include shares that have already been acquired upon exercise of an option. For example, if you were originally issued an option to purchase 1000 shares, and 25% of that option became vested, and you have exercised that option to purchase the 250 vested shares, the number of unexercised shares subject to the option would be 750. In completing the information for that option, you would list 750 shares with respect to that option, not 1000.

    The Company will not accept partial tenders of options. If you choose to tender an option, you must tender the option with respect to all of the shares, whether or not vested, that are subject to that option. If you have more than one option grant, tendering any option does not require that you tender any or all of your other options.

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    4.  SIGNATURES ON THIS LETTER OF TRANSMITTAL.  If this Letter is signed by the holder of the options tendered hereby, the signature must correspond with the name as written on the face of the option agreement or agreements to which such options are subject, without alteration, enlargement or any change whatsoever. If this Letter is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and proper evidence satisfactory to the Company of the authority of such person so to act must be submitted with this Letter.

    Signatures must be accompanied by the additional information requested: the date and time of signature, current address, e-mail address (if available), and social security number or other identification number, such as a tax identification number or national identification number. The e-mail address is the only optional information; all other information must be completed.

    5. REQUESTS FOR ASSISTANCE OR ADDITIONAL COPIES. Any questions or requests for assistance, as well as requests for additional copies of the Offer to Exchange, this Letter or a Notice to Withdraw Tender may be directed to John A. Piontkowski, META Group, Inc., 208 Harbor Drive, Stamford, CT 06912 (phone:
203-973-6995). Copies will be furnished promptly at the Company's expense.

    6. IRREGULARITIES. All questions as to the number of option shares subject to options to be accepted for exchange, and the validity, form, eligibility (including time of receipt) and acceptance for exchange of any tender of options will be determined by the Company in its discretion, which determination shall be final and binding on all parties. The Company reserves the right to reject any or all tenders of options the Company determines not to be in proper form or the acceptance of which may, in the opinion of the Company's counsel, be unlawful. The Company also reserves the right to waive any of the conditions of the Offer and any defect or irregularity in the tender of any particular options, and the Company's interpretation of the terms of the Offer (including these instructions) will be final and binding on all parties. No tender of options will be deemed to be properly made until all defects and irregularities have been cured or waived. Unless waived, any defects or irregularities in connection with tenders must be cured within such time as the Company shall determine. Neither the Company nor any other person is or will be obligated to give notice of any defects or irregularities in tenders, and no person will incur any liability for failure to give any such notice.

IMPORTANT: THIS LETTER, TOGETHER WITH ALL OTHER REQUIRED DOCUMENTS, MUST BE RECEIVED BY THE COMPANY, ON OR PRIOR TO THE EXPIRATION DATE STATED AT THE TOP OF THIS LETTER.

    7. IMPORTANT TAX INFORMATION. You should refer to Section 13 of the Offer to Exchange, which contains important U.S. federal income tax information.

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